UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2023, FAT Brands Inc. (the “Company”) appointed Kenneth Kuick, age 54, and Robert Rosen, age 56, as Co-Chief Executive Officers (“Co-CEO’s”) of the Company, effective May 5, 2023, to replace Andrew Wiederhorn, who resigned as Chief Executive Officer effective May 5, 2023. In addition to their new roles as Co-CEO’s, Mr. Kuick will continue to serve as Chief Financial Officer of the Company, a position which he has held since May 2021, and Mr. Rosen will continue to serve as Head of Debt Capital Markets for the Company, a position which he has held since April 2021.

In connection with his appointment as Co-CEO, Mr. Kuick will receive an increase in his annual base salary to $550,000 and received a new award of stock options to purchase 50,000 shares of Class A common stock. Mr. Kuick will continue to be eligible for discretionary bonuses with a target annual potential of 50% of base salary, and a severance payment upon a termination without cause equal to six months’ base salary plus a pro-rated bonus amount. He will also continue to vest as usual in his previously awarded equity grants under the Company’s 2017 Omnibus Equity Incentive Plan and continue to participate in the general welfare and benefit plans of the Company.

In connection with his appointment as Co-CEO, Mr. Rosen will continue to receive his annual base salary of $550,000 and received a new award of stock options to purchase 400,000 shares of Class A common stock. Mr. Rosen will continue to be eligible for discretionary bonuses with a target annual potential of 50% of base salary, and a severance payment upon termination without cause equal to one year base salary plus a pro-rated bonus amount. He will also continue to vest as usual in his previously awarded equity grants under the Company’s 2017 Omnibus Equity Incentive Plan and continue to participate in the general welfare and benefit plans of the Company.

Messrs. Kuick and Rosen have no family relationships with any current director, director nominee or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party or an intended party in which either of them has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K, other than in connection with their employment relationship with the Company.

Item 7.01 Regulation FD Disclosure.

On May 1, 2023, the Company issued a press release announcing the appointment of Kenneth Kuick and Robert Rosen as Co-CEO’s, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in the attached press release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release of FAT Brands Inc., dated May 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2023

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer